UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2015

REVANCE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36297	75-0551645
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Revance Therapeutics, Inc.

7555 Gateway Boulevard

Newark, California 94560

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 742-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On November 3, 2015, Revance Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC and Piper Jaffray & Co., representatives of the several underwriters (the “Underwriters”) relating to the offering, issuance and sale (the “Offering”) of 3,250,000 shares of the Company’s common stock, par value $0.001 per share. The price to the public in the Offering is $36.00 per share. Pursuant to the Underwriting Agreement, the Underwriters have agreed to purchase shares of common stock from the Company at a price of $33.84 per share, which will result in approximately $109.5 million of net proceeds to the Company after deducting underwriting discounts, commissions and estimated offering expenses. The Offering is expected to close on or about November 9, 2015, subject to customary closing conditions. The shares of common stock will be listed on The NASDAQ Global Market. The Underwriters have a 30-day option to purchase up to an additional 487,500 shares of common stock. All of the shares in the Offering are being sold by the Company.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-202494) filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2015. The Company has filed a final prospectus supplement, dated November 3, 2015, relating to the issuance and sale of the shares with the SEC.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto.

Forward-Looking Statements

This report contains “forward-looking” statements, including, without limitation, all statements related to the completion, timing and size of the Offering. Any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “expected” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to market conditions and the satisfaction of customary closing conditions related to the Offering. There can be no assurance that the Company will be able to complete the Offering on the anticipated terms, or at all. Additional risks and uncertainties relating to the Company and its business can be found under the heading “Risk Factors” in the final prospectus supplement related to the Offering filed with the SEC on November 4, 2015. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 3, 2015, by and among the Company and the Underwriters

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2015	Revance Therapeutics, Inc.

	By:	/s/ Lauren P. Silvernail
Lauren P. Silvernail
Executive Vice President, Corporate Development and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 3, 2015, by and among the Company and the Underwriters

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (contained in Exhibit 5.1)